                                                                    Exhibit 10.1


                                                                          M.E.S.
                                                         [/s/ Myles E. Standish]
                                                                            J.A.
                                                             [/s/ John Anderson]

                    OAKWOOD HOMES CORPORATION AND AFFILIATES
                                SUMMARY OF TERMS
                                  $215,000,000
                     DEBTOR-IN-POSSESSION FINANCING FACILITY

I.       INITIAL DIP FACILITY

Borrowers:              Oakwood Homes Corporation and its affiliates which
                        are "debtors" under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the "BANKRUPTCY COURT"). Each
                        Borrower shall be a joint and several co-obligor with respect to the Initial DIP Facility.

Debtors:                Same as Borrowers.

Initial DIP Facility:   $15,000,000 non-revolving credit facility, subject to
                        increase, in the DIP Lender's sole discretion, to $25,000,000 upon the pledging of the Tax Refund or other additional Priority Lien Collateral (as defined below) following due diligence of such additional collateral
                        (the "INITIAL DIP FACILITY"). No additional fees shall be payable by the Borrowers for such facility increase.
                        The Borrowers shall seek approval of the Bankruptcy
                        Court in the interim order approving the Initial DIP
                        Facility (the "INTERIM ORDER") to pledge such additional
                        Priority Lien Collateral to the DIP Lender. If the DIP
                        Lender increases the Initial DIP Facility to $25,000,000 within 10 calendar days of the initial draw under the Initial DIP Facility, the DIP Lender shall have until
                        December 18, 2002 (the "COMMITMENT DEADLINE") to provide to the Borrowers a commitment (the "Commitment") to provide the Permanent DIP Facility; however the DIP
                        Lender will agree to use its reasonable best efforts and work in good faith to provide such commitment by December 12, 2002. If the Borrowers elect for any reason not to close the Permanent DIP Facility with the DIP
                        Lender or the Borrowers file a motion to approve an alternative DIP financing arrangement (in either case other than as a result of the failure of the DIP Lender to provide such Commitment by the Commitment Deadline), the DIP Lender will be entitled to a fee (the "BREAK-UP
                        FEE") in an amount equal to the sum of a break fee of $2,150,000 and a due diligence fee of $500,000.

                        "Tax Refund" means the proceeds of the expected $26 million federal tax refund due the Borrowers and not yet filed.

                        The proceeds of the Initial DIP Facility may be used for general corporate purposes, including the costs of the bankruptcy proceedings.

DIP Lender:             Greenwich Capital Financial Products, Inc., Ranch
                        Capital LLC and Berkshire Hathaway Inc., as co-lenders
                        (collectively, the "DIP LENDER"), provided that one or more of the co-lenders may instead be participants in the Initial DIP Facility.

Agent:                  Greenwich Capital Financial Products, Inc.

Availability Prior
To Final Order:         Upon entry of the Interim Order the entire $15,000,000
                        will be available to the Borrowers.


Term: All commitments of the DIP Lender under the DIP Facility shall terminate and all advances outstanding under the Initial DIP Facility shall be due and payable at the earliest of: (i) the date which is 12 months after the date the Debtors filed their petitions for relief under Chapter 11 of the Bankruptcy Code; (ii) the consummation of any sale pursuant to Section 363 of the Bankruptcy Code of a material portion of the Debtors' assets; (iii) the effective date of any plan of reorganization; (iv) conversion of any of the Debtors' bankruptcy cases to a case under Chapter 7 of the Bankruptcy Code; (v) dismissal of any of the Debtors' bankruptcy cases; (vi) the effective date of the Permanent DIP Facility; (vii) December 30, 2002 if by such date the DIP Lender is prepared to execute the Permanent DIP Facility on substantially the terms set forth herein and the Borrowers fail to execute such facility; (viii) the date on which any other debtor-in-possession financing arrangement provided by any person other than the DIP Lender is approved by the Bankruptcy Court or (ix) the occurrence of an event of default under the DIP Facility (in either case, the "MATURITY DATE").

Interest Rate:          One-month LIBOR plus 5.0% per annum subject to a floor
                        of 9.5% per annum, payable monthly in arrears on the 5th
                        Business Day of the month.

Default Rate:           Upon the occurrence of an Event of Default, the Interest
                        Rate shall be increased by 200 basis points.

Facility Fee:           $1,000,000 payable upon entry of the Interim Order
                        approving the Initial DIP Facility.

Letter of Credit Fee:   5.0% per annum

Nonusage Fee:           None

Collections of
Proceeds:               Unless the Borrowers pledge to the DIP Lender additional
                        Priority Lien Collateral, acceptable to the DIP Lender in its sole discretion, (a) all proceeds of the Servicing Advance Receivables will be used to repay the Initial DIP Facility and (b) such proceeds will be remitted to the DIP Lender on the 3rd Business Day of each week for the preceding week or on such other less frequent schedule acceptable to the DIP Lender. So long as no Event of Default has occurred under the DIP
                        Facility, net cash proceeds up to $20,000,000 from any asset sales other than the Servicing Advance Receivables may be applied by the Borrowers for general corporate purposes subject to restrictions applicable under any prepetition loan agreement


Collateral:             All indebtedness and obligations under the DIP Facility,
                        including without limitation the Break-up Fee and all other fees and expenses due the DIP Lender, will be secured by security interests and liens granted pursuant to Section 364(c) and (d) of the Bankruptcy Code (a) with priority over all valid and perfected existing and future security interests, liens, claims and encumbrances, in and on the Servicing Advance
                        Receivables (as defined below) and the proceeds thereof
                        (the "PRIORITY LIEN COLLATERAL") and (b) with priority junior to all valid and perfected existing security interests, liens, claims and encumbrances as of the date of entry of the

                        Interim Order, in and on all other real and personal property, tangible or intangible assets, including all bank accounts, deposits and cash, wherever located, whether now existing or hereafter acquired of the Debtors, the Debtors' bankruptcy estates and the subsidiaries and affiliates of the Debtor (the "JUNIOR LIEN COLLATERAL" and together with the Priority Lien Collateral, the "Collateral") and all proceeds, products, rents, revenues and profits of the Collateral (exclusive of any avoidance actions available to the bankruptcy estates of the Debtors pursuant to Sections 544, 545, 547, 548, 549, 550, 553(b) or 724(a) of the
                        Bankruptcy Code), subject only to the Carve-Out (as defined below). In addition, to the extent of the outstanding obligations of the Borrowers under the DIP Facility, the DIP Lender shall be granted superpriority claims over all other claims against the Debtors other than the Carve-Out (as defined below). Notwithstanding the foregoing, the Collateral shall not include Debtors' "raw materials" as described on Scheduled A to the September 30, 2002 Executive Report.


                        No costs or expenses of administration shall be imposed against the Collateral under Section 506(c) of the Bankruptcy Code other than the Carve-Out (as defined below).

Servicing Advance
Receivables:            All rights of reimbursement of the Borrowers existing as
                        of November 15, 2002 totaling not less than $75,000,000 relating to amounts expended by the Borrowers, as servicer, or advanced to the securitization trusts created by the Borrowers, as servicer, in the approximate amount of $110,000,000 for which the Borrowers are either presently entitled to reimbursement or for which the Borrowers will become entitled to reimbursement upon the liquidation of repossessed manufactured housing units relating to such advances or upon the taking of other action by the Borrowers, including without limitation, determining that certain of such expenditures or advances are unrecoverable from the underlying obligor or from proceeds of liquidation of the obligor's manufactured housing unit. Such
                        Servicing Advance Receivables are commonly referred to as "Servicing Advances", "P&I Advances", "Corporate
                        Advances", "Escrow Advances", "Repo Expense Advances", and "Liquidation Expense Advances".


Carve-Out:              Following an Event of Default, carve-out for
                        professionals fees approved by the Bankruptcy Court not to exceed $500,000, provided however, that the Carve-Out shall not act as a limit on the fees payable to the U.S.
                        Trustee in the Chapter 11 Case pursuant to the Bankruptcy Code, 28 U.S.C. Section 1930, or other similar statute mandating payment of U.S. Trustee fees.

Conditions Precedent:   Standard for DIP loans and including the following
                        additional conditions precedent:

                           1. Entry of Interim Order approving the DIP Facility, in form and substance acceptable to the DIP Lender, and the pledging of additional Priority Lien Collateral in support of the increase of the Initial DIP Facility to $25,000,000.

                           2. Standstill agreement with lender under the Foothill Facility and continuation of the CSFB Warehouse Facility on substantially the pre-petition terms of such facility with such modifications as are approved by the DIP Lender.

                           3. Execution of an intercreditor agreement among the lenders under the Foothill Facility and the DIP Lender satisfactory in form and substance to the DIP Lender.

Representation &
Warranties:             Customary for transactions of this nature including but
                        not limited to:

                           1. Borrowers hold all rights, title and interest in the Servicing Advance Receivables free and clear of all liens, encumbrances and rights of setoff.


                           2. Servicing Advance Receivables, in the aggregate amount of at least $75,000,000, qualify as "P&I Advances", "Escrow Advances", "Servicing Advances" or "Liquidation Expenses" under the relevant securitization documents and the Borrowers have no reason to believe that the foregoing do not qualify for reimbursement under the terms of the related securitization documentation.

                           3. Servicing Advance Receivables in the aggregate amount of at least $75,000,000 are outstanding and have not been reimbursed to Borrowers or any of their affiliates.

Affirmative Covenants:  Standard for DIP loans, including:

                           1. Monthly and weekly reporting requirements as determined by the DIP Lender.

                           2. Reporting on usage of Foothill Facility and CSFB Warehouse Facility.

                           3.       Borrower will seek reimbursement of
                                    Servicing Advances consistent with past
                                    practices.

                           4.       Borrower will seek reimbursement of
                                    Servicing Advances seasonably upon becoming so entitled under the relevant securitization documentation.

                           5. Borrower will use its reasonable best efforts to satisfy the conditions precedent to obtain approval of the Permanent DIP Facility by December 20, 2002.

                           6. At all times following December 31, 2002 the Borrowers shall on a consolidated basis maintain liquidity (cash and cash equivalents and undrawn committed amounts available under the Initial DIP Facility or the CSFB Warehouse Facility) of at least $5,000,000.

                           7. Sell or securitize at least $150,000,000 in whole loans by December 31, 2002 with cash proceeds of at least 90%. Following

                                    January 31, 2003 whole loan sales must net cash proceeds of at least 95%.

                           8. Oakwood Acceptance Corp. (or an affiliate approved by the DIP Lender) shall at all times be the servicer of the loans relating to the Servicing Advance Receivables and shall perform its obligations in accordance with the related Pooling and Servicing Agreements.

Negative Covenants:     Standard for DIP loans, including the following
                        additional covenants:

                           1. No material adverse change without DIP Lender consent to the servicing rights relating to the securitization trusts for which any of the Borrowers is the servicer.

Events of Default:      Standard for DIP loans and including the following
                        additional Events of Default (notice and cure provisions to be discussed):

                           1. The sale or other transfer of Borrowers' servicing rights to a third party without such third party purchasing all Servicing Advance Receivables relating to such servicing rights at a cash price equal to at least 75% of face amount.

                           2. Failure of the Debtors to obtain a final order of the Bankruptcy Court approving the Initial DIP Facility within 45 days of the Interim Order, which final order shall have become final and nonappealable.

                           3. The occurrence of any event of default under the Foothill Facility or CSFB Warehouse Facility which remains uncured after 5 Business Days.

                           4. The Borrowers or a wholly owned affiliate cease to be the servicer under each of the securitization trusts for which Servicing Advance Receivables are outstanding.

                           5. The cessation of any material business operation of the Borrowers.

Governing Law:          New York law shall govern the Initial DIP Facility.

Expenses and
Indemnification:        The Borrowers will reimburse the DIP Lender for its
                        reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees and expenses) incurred in connection with the diligence, documentation, execution, monitoring and enforcement of the Initial DIP Facility and in connection with the diligence and documentation of the Permanent DIP Facility, including without limitation real estate appraisals and inventory verification and analysis whether or not the Permanent
                        DIP Facility is executed and whether or not the DIP
                        Lender provides the Commitment. Indemnification provisions customary for DIP transactions will be provided in the Initial DIP Facility.

II.      PERMANENT DIP FACILITY

Borrowers:              Oakwood Homes Corporation and its affiliates which
                        are "debtors" under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the "BANKRUPTCY COURT"). Each
                        Borrower shall be joint and several co-obligors with respect to the Permanent DIP Facility.

Debtors:                Same as Borrowers.

Permanent DIP Facility: $215,000,000 credit facility (the "PERMANENT DIP
                        FACILITY" or the "FACILITY"), consisting of two tranches as follows:

                        - TRANCHE A SUBFACILITY: $125,000,000 revolving credit facility for general corporate purposes (consistent with 12-month operating budget (the "BUDGET") to be agreed between the Borrowers and the DIP Lender), with an additional $15,000,000 available for up to 30 consecutive days in any calendar quarter, subject to satisfaction of the Tranche A Borrowing Base.

                        - TRANCHE B SUBFACILITY: $75,000,000 revolving structured financing vehicle for the funding of P&I Advances.

Maximum Credit:         $215,000,000, the sum of the Tranche A Subfacility and
                        the Tranche B Subfacility.

DIP Lender:             Greenwich Capital Financial Products, Inc., Ranch
                        Capital LLC and Berkshire Hathaway Inc., as co-lenders
                        (collectively, the "DIP LENDER"), provided that one or more of the co-lenders may instead act as participants in the Permanent DIP Facility.

Agent:                  Greenwich Capital Financial Products, Inc.

Term: All commitments of the DIP Lender under the Facility shall terminate and all advances outstanding under the Facility shall be due and payable at the earliest of:
                        (i) the date which is 11 months after the date the Debtors filed their petitions for relief under Chapter 11 of the Bankruptcy Code; (ii) the consummation of any sale pursuant to Section 363 of the Bankruptcy Code of all or substantially all of Debtors' assets; (iii) the effective date of any plan of reorganization; (iv) conversion of any of the Debtors' bankruptcy cases to a case under Chapter 7 of the Bankruptcy Code; (v) dismissal of any of the Debtors' bankruptcy cases; or
                        (vi) the occurrence of an event of default under the Facility (in either case, the "MATURITY DATE").

Interest Rate:          One-month LIBOR plus 5.0% per annum subject to
                        a floor of (a) 9.5% per annum on Tranche A advances outstanding and (b) 7.5% per annum on Tranche B advances outstanding, payable monthly in arrears on the 5th Business Day of the month.

Default Rate:           Upon the occurrence of an Event of Default, the Interest
                        Rate shall be increased by 200 basis points.

Facility Fee:           The DIP Lender will be entitled to receive as
                        compensation for the Permanent DIP Facility, (a) 2% of the Maximum Credit payable upon approval of the Facility by the Bankruptcy Court less the $1,000,000
                        Facility Fee paid under the Initial DIP Facility and
                        (b) 2% of the Maximum Credit payable at the Maturity
                        Date.

Letter of Credit Fee:   5.0% per annum

Nonusage Fee:           0.50% per annum on daily average unused amount of
                        Tranche A payable monthly in arrears

Use of Asset
Disposition Proceeds:   So long as no Event of Default or material default has
                        occurred under the Facility, net aggregate cash proceeds up to $38,000,000 from any sales of or recoveries on assets not included in the Borrowing Base may be applied by the Borrowers for general corporate purposes.

Collateral:             All indebtedness and obligations under the Facility will
                        be secured by security interests and liens granted pursuant to Section 364(c) and (d) of the Bankruptcy
                        Code (the "PRIORITY LIEN"), with priority over all valid and perfected existing and future security interests, liens, claims and encumbrances, in and on all real and personal property, tangible or intangible assets, including all bank accounts, deposits and cash, wherever located, whether now existing or hereafter acquired of the Debtors, the Debtors' bankruptcy estates and the subsidiaries and affiliates of the Debtor (the
                        "COLLATERAL") and all proceeds, products, rents, revenues and profits of the Collateral (exclusive of any avoidance actions available to the bankruptcy estates of the Debtors pursuant to Sections 544, 545, 547, 548,
                        549, 550, 553(b) or 724(a) of the Bankruptcy Code), subject only to (a) the Carve-Out (as defined below),
                        (b) liens on inventory owned by Suburban and New
                        Dimension Homes, Inc. securing Indebtedness to their respective floor plan lenders in an aggregate outstanding amount not exceeding $10,000,000, and (c)
                        Liens on the IRB Properties securing the IRBs issued prior to the petition date. In addition, to the extent of the outstanding obligations of the Borrowers under the Facility, the DIP Lenders shall be granted superpriority claims over all other claims against the Debtors other than the Carve-Out (as defined below).
                        Notwithstanding the foregoing, the Collateral shall not include Debtors' "raw materials".

                        No costs or expenses of administration shall be imposed against the Collateral under Section 506(c) of the Bankruptcy Code other than the Carve-Out (as defined below).

                        The Tranche A Subfacility and the Tranche B Subfacility will be cross-collateralized and cross-defaulted.

Carve-Out:              Professionals fees not to exceed an agreed limit,
                        provided however, that the Carve-Out shall not limit the fees payable to the U.S. Trustee in the Chapter 11 Case pursuant to the Bankruptcy Code, 28 U.S.C. Section 1930, or other similar statute mandating payment of U.S.
                        Trustee fees.

Tranche A
Borrowing Base:         The Borrowing Base assets and indicative Borrowing Base
                        value of such assets for the Tranche A Subfacility
                        (based on September 30, 2002 balance sheet) are as follows (all amounts are approximate):

                        -     Eligible Inventory (based on market experience or       $60 million
                              as provided in the Foothill Facility):

                        -     Eligible Accounts (as provided in the Foothill
                              Facility):                                              $10 million

                        -     Retained subordinate bonds from the Borrower's          $5  million
                              securitizations at approximately 67% of
                              DIP Lenders valuation:

                        -     Haircut value of $150,000,000 CSFB Warehouse            $7.5 million
                              Facility at approximately 50% of the portion of
                              such haircut which would  be realized
                              in cash proceeds based on the Borrowers' most
                              recent securitization cash execution:

                        -     Existing Servicing Advance Receivables                  $40 million
                              (methodology and analysis not yet
                              finalized; however, Borrowing Base expected to be
                              approximately 50% of face amount of advances
                              projected to be collectible):

*                        -     Eligible Advances made post-petition                   $2.5 million
                              (approximately 75% of face):                            initially


                        -     Real Estate (based on 50% quick-sale appraisal in       $25 million
                              the case of corporate headquarters and 25% of
                              quick-sale appraisal in the case of
                              any other real estate parcel with a quick-sale
                              appraised value over $1 million, subject to a
                              maximum aggregate of $25 million):

                        -     Real Estate (based on 80% of executed contract of       TBD
                              sale purchase price with no due diligence
                              condition and nonrefundable deposit of at least
                              5%):

Tranche B
Borrowing Base:         1999-B Series and Earlier Loan-Level P&I Advances:            90%
                        1999-C Series and Later Pool-Level P&I Advances:              99%

                        The Tranche B Subfacility will use or be based on existing Prudential Facility structure (including $2 million reserve) for Pool-Level P&I Advances and a separate but similar structure for Loan-Level P&I Advances (until the Prudential Facility can be expanded to accommodate Loan-Level P&I Advances).

                        The pool factor for any series must be 20% or greater and loans delinquent greater than 30 days in any series must not constitute more than 40% by principal balance of the remaining loans in such series.

Conditions Precedent:   Standard for DIP loans and including the following
                        additional conditions precedent:

                        1. Entry of an order of the Bankruptcy Court approving the Facility, in form and substance acceptable to the DIP Lender, which order shall have become final and nonappealable.

                        2. Continuation of the CSFB Warehouse Facility on substantially the pre-petition terms of such facility with such modifications as are approved by the DIP Lender.

                        3. Completion of diligence by Lender to Lender's sole satisfaction.

                        4. Approval of The Royal Bank of Scotland Group Credit Committee.

Representation  &
Warranties:             Customary for transactions of this nature, including the
                        following additional representations and warranties:

                        1. Servicing Advance Receivables, in the aggregate amount of at least $90,000,000, qualify as "P&I Advances", "Escrow Advances", "Servicing Advances" or "Liquidation Expenses" under the relevant securitization documents and the Borrowers have no reason to believe that the foregoing do not qualify for reimbursement under the terms of the related securitization documentation.

                        2. Servicing Advance Receivables in the aggregate amount of at least $90,000,000 are outstanding and have not been reimbursed to Borrowers or any of their affiliates.

                        3. Other representations and warranties regarding the Collateral reasonably requested by the DIP Lender.

Affirmative Covenants:  Standard for DIP loans, including:

                        1. Monthly and weekly reporting requirements as determined by the DIP Lender.

                        2.    Reporting on usage of CSFB Warehouse Facility.

                        3. Borrower will seek reimbursement of Servicing Advances consistent with past practices.

                        4. Borrower will seek reimbursement of Servicing Advances promptly upon becoming so entitled under the relevant securitization documentation.

                        5. Borrower will use its reasonable best efforts to satisfy the conditions precedent to obtain approval of the Permanent Facility by December 19, 2002.

                        6. The Borrowers shall at all times on a consolidated basis maintain liquidity (cash and cash equivalents and undrawn committed amounts available under the Facility or the CSFB Warehouse Facility) of at least $5,000,000.

                        7. Sell or securitize at least $150,000,000 in whole loans by December 31, 2002 with cash proceeds of at least 90%. Following January 31, 2003 whole loan sales must net cash proceeds of at least 95%. Whole loan sales or securitizations provided for in the Budget must occur within 30 days of the date budgeted and must be in an amount equal to the lesser of $100,000,000 or 80% of the Borrowers' unsecuritized whole loans.

                        8. Continued retention of restructuring advisory professionals.

                        9.    File disclosure statement and plan of
                              reorganization by January 15, 2003; obtain order of the Bankruptcy Court approving disclosure statement by February 28, 2003; obtain order of the Bankruptcy Court confirming plan of reorganization by May 15, 2003, which order shall have become final and nonappealable; provided that a breach of any of the foregoing covenants shall not become an Event of Default unless all of the DIP Lenders so agree.

                        10. Obtain an order of the Bankruptcy Court approving disclosure statement by August 31, 2003, which order shall have become final and nonappealable.

                        11. Modifications to servicing fee provisions of Pooling & Servicing Agreements to be discussed.

                        11. Oakwood Acceptance Corp. (or an affiliate approved by the DIP Lender) shall at all times be the servicer of the loans relating to the Servicing Advance Receivables and shall perform its obligations in accordance with the related Pooling and Servicing Agreements.

                        12. The Borrowers shall file a federal tax refund claim in the amount of at least $26,000,000 by December 30, 2002 and shall receive such refund no later than March 15, 2002.

                        13. In the event a Borrowing Base deficiency exists on any date of computation, the Borrowers shall within one Business Day of receipt of notice repay the Facility in the amount of such deficiency.

                        14. Operating performance and liquidity of the Borrowers shall not vary materially adversely from the Budget.

Negative Covenants:     Standard for DIP loans, including the following
                        additional covenants:

                        1. Without DIP Lender consent no material adverse change to the rights of the servicer under the Pooling and Servicing Agreements relating to the securitization trusts for which any of the Borrowers is the servicer.

                        2. The filing by the Borrowers of a disclosure statement or plan of reorganization incorporating terms materially different than the restructuring outline disclosed publicly by the Borrowers on November 15, 2002 and filed on Form 8-K on November 18, 2002; provided that a breach of the foregoing covenant shall not become an Event of Default unless both GCFP and Berkshire agree.

Events of Default:      Standard for DIP loans and including the following
                        additional Events of Default:

                        1. The sale or other transfer of Borrowers' servicing rights to a third party without such third party purchasing all Servicing Advance Receivables relating to such servicing rights at a cash price equal to the greater of the Borrowing Base attribute to such receivables and 75% of face amount.

                        2. The occurrence of any event of default under the CSFB Warehouse Facility, the suspension of funding thereunder by CSFB or a material reduction of the committed credit amount.

                        3. Oakwood Acceptance Corp. or a wholly owned affiliate approved by the DIP Lender ceases to be the servicer under each of the securitization trusts for which Servicing Advance Receivables are outstanding.

                        4. The cessation of material business operations of the Borrowers.


Cash Sweep:             All unrestricted cash of the Borrowers in excess of $5
                        million will be swept monthly to repay Tranche A
                        Advances but such repayment will not reduce the Tranche
                        A Borrowing Base unless such cash represents proceeds of Borrowing Base Assets. Upon an Event of Default the DIP
                        Lender may sweep unrestricted cash in repayment of the DIP obligations.

Asset Sales or
Recoveries:             So long as no Event of Default has occurred under the
                        Facility, net cash proceeds in the aggregate amount of $38,000,000 realized from any asset other than assets included in the Borrowing Base ("BORROWING BASE ASSETS") may be retained by the Borrowers for working capital needs.

Governing Law:          New York law shall govern the Initial Facility.

Expenses and
Indemnification:        The Borrowers will reimburse the DIP Lender for its
                        reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees and expenses) incurred in connection with the diligence, documentation, execution, monitoring and enforcement of the Permanent DIP
                        Facility, including without limitation real estate appraisals and inventory verification and analysis.
                        Indemnification provisions customary for DIP transactions will be provided in the Permanent DIP
                        Facility.